UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 28, 2026

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3553 N. First Street

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 907-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s):	Name of each exchange on which registered
Common Stock, $0.001 par value	NTGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2026, NETGEAR, Inc. (the “Company”) virtually held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders of record at the close of business on March 30, 2026, voted on three proposals, each of which is described in more detail in the Proxy Statement. At the Annual Meeting, 22,948,062 shares were represented in person or by proxy, which constituted a quorum. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each proposal, the number of abstentions with respect to each proposal, and the number of broker non-votes with respect to each proposal:

1.	The election of six directors to serve until the next Annual Meeting of Stockholders:

	For	Against	Abstain	Broker Non-Votes
Charles (CJ) Prober	19,810,348	57,434	13,646	3,066,634
Sarah S. Butterfass	19,808,270	58,748	14,410	3,066,634
Laura J. Durr	19,721,814	143,173	16,441	3,066,634
Shravan K. Goli	19,605,595	262,370	13,463	3,066,634
Laura C. Orvidas	19,804,821	63,764	12,843	3,066,634
Janice M. Roberts	19,341,705	527,263	12,460	3,066,634

2.	Ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

For:	22,460,670
Against:	475,197
Abstain:	12,195
Broker Non-Votes:	—

3.	Approval of the non-binding advisory proposal regarding executive compensation:

For:	19,453,024
Against:	408,787
Abstain:	19,617
Broker Non-Votes:	3,066,634

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

By:	/s/ Kirsten J. Daru
Kirsten J. Daru
Chief Legal, Security and Privacy Officer

Dated:	June 2, 2026

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